EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Sprint Nextel Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-3, No. 333-128940; Form S-3, No. 333-131851; Form S-3, No. 333-132734; Form S-8, No. 33-31802; Form S-8, No. 33-59326; Form S-8, No. 333-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-75664; Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-106086; Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115608; Form S-8, No. 333-115609; Form S-8, No. 333-124189; Form S-8, No. 333-127426; Form S-8, No. 333-127497; Form S-8, No. 333-130277; and Form S-8, No. 333-131301) of Sprint Nextel Corporation, formerly known as Sprint Corporation, of our report dated March 7, 2006, except as to Note 26, which is as of March 30, 2006, with respect to the consolidated balance sheets of Sprint Nextel Corporation and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income (loss), cash flows, shareholders’ equity, and the related financial statement schedule, for the years ended December 31, 2005 and 2004, and our report dated March 7, 2006, with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, which reports appear in the annual report on Form 10-K/A of Sprint Nextel Corporation for the year ended December 31, 2005. Our report on the consolidated financial statements and related financial statement schedule refers to the adoption of the provisions of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, in the fourth quarter of 2005.

/s/ KPMG LLP

McLean, Virginia

March 30, 2006